Exhibit 99.1

Press Release

Clean Harbors Announces First-Quarter 2018 Financial Results

•            Reports 9% Increase in Q1 Revenues to $749.8 Million, Driven by Growth Across Key Verticals

•            Announces GAAP Net Loss of $12.6 Million, or $0.22 per Share; Adjusted Net Loss of $0.12 per Share

•            Achieves Q1 Adjusted EBITDA of $88.3 Million, up 10% due to Strong Safety-Kleen Contribution and Higher Waste Volumes in Disposal Network

•            Creates Regional Sales and Service Organization, Forms Environmental Services Segment

•            Confirms 2018 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. — May 2, 2018 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the first quarter ended March 31, 2018.

“We delivered a strong first quarter with better-than-expected results,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “The combination of increasing waste volumes throughout our disposal network and an improved pricing environment for base oil and blended products helped drive our financial performance.  We experienced favorable trends across many of our key industry verticals, including chemical, manufacturing and energy, supported by an improved macroeconomic environment.”

First-quarter revenues increased 9% to $749.8 million, compared with $688.9 million in the same period a year ago. Income from operations more than doubled to $11.0 million from $5.4 million in the first quarter of 2017.

Net loss for the first quarter of 2018 was $12.6 million, or $0.22 per share, compared with a net loss for the first quarter of 2017 of $21.4 million, or $0.37 per share.  Net loss results for the first quarters of 2018 and 2017 included charges related to non-cash valuation allowances on tax loss carryforwards generated by certain Canadian subsidiaries of $6.1 million and $10.5 million, respectively. Adjusted net loss for the first quarter of 2018 was $6.6 million, or $0.12 per share, compared with an adjusted net loss of $10.9 million, or $0.19 per share, in the same period a year ago. Net loss and adjusted net loss results included pre-tax integration and severance costs of $3.0 million and $2.4 million, respectively.

Adjusted EBITDA (see description below) in the first quarter of 2018 increased 10% to $88.3 million, compared with $80.1 million in the same period of 2017.

Effective January 1, 2018, the Company created a regional sales and service organization and reorganized its management reporting structure. As a result of these actions, the Company consolidated its historical Technical Services, Industrial and Field Services, and Oil, Gas and Lodging segments under a newly formed Environmental Services segment. This change is expected to strengthen resource allocation, deepen customer relationships, reduce third-party spend, and foster cross-selling across the Company’s environmental businesses.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Within our new Environmental Services segment, incinerator utilization in the first quarter was seasonally strong at 87%, while landfill volumes rose 58% from the same period a year ago, driven by a large project and higher base business,” McKim said.  “Our Industrial Services business benefitted from a robust start to the spring turnaround season, coinciding with our acquisition of Veolia’s U.S. Industrial Services business in late February.  Early returns from that acquisition are encouraging, as we have expanded our footprint, service capabilities, fleet and customer base.

“Within our Safety-Kleen segment, we generated continued solid top-line growth and a double-digit increase in profitability, which produced a 220-basis-point year-over-year gain in its Adjusted EBITDA margin to 22.3%.  In an improving pricing environment, we effectively managed the spread within our re-refining business while waste oil collection remained strong.  We also continued to advance our closed-loop initiative with direct lubricant sales accounting for 5% of our total volume, up from the prior quarter.”

Business Outlook and Financial Guidance

“We begin the second quarter with strong momentum across multiple markets and remain excited about our prospects for 2018,” McKim said. “The current economic environment is favorable for us with a healthy industrial economy and rising crude prices.  We are committed to enhancing margins through pricing strategies, improved revenue mix and operating efficiencies.

“Within Environmental Services, the outlook for our disposal network is positive, supported by the expansion of the chemical industry.  We also are seeing an upward trajectory in our Industrial Services business.  The addition of Veolia should accelerate the recovery we are beginning to see in that area.

“Within Safety-Kleen, the core offerings in our branch business are generating profitable growth while our comprehensive initiatives around our closed-loop program continue to gain momentum.  Our target is to double the number of gallons sold through our closed-loop initiative in 2018 as compared with the prior year, and we are on track to hit that goal.  Overall, we continue to anticipate a strong Adjusted EBITDA and adjusted free cash flow performance for the Company in 2018,” McKim concluded.

Based on its first-quarter financial performance and current market conditions, Clean Harbors reiterated its full-year 2018 Adjusted EBITDA guidance in the range of $440 million to $480 million. On a GAAP basis, the Company’s guidance is based on anticipated 2018 net income in the range of $12 million to $51 million. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below. For 2018, Clean Harbors expects to generate adjusted free cash flow in the range of $125 million to $155 million, which is based on anticipated 2018 net cash from operating activities in the range of $295 million to $345 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net loss and Adjusted EBITDA for the three months ended March 31, 2018 and 2017 (in thousands):

	For the Three Months Ended:
	March 31, 2018	March 31, 2017
Net loss	$(12,631)	$(21,393)
Accretion of environmental liabilities	2,430	2,290
Depreciation and amortization	74,844	72,412
Other expense, net	299	1,549
Interest expense, net	20,270	22,576
Provision for income taxes	3,053	2,701
Adjusted EBITDA	$88,265	$80,135

This press release includes a discussion of net loss and loss per share adjusted for non-cash tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net loss to adjusted net loss, and loss per share to adjusted loss per share for the three months ended March 31, 2018 and 2017 (in thousands, except per share amounts):

	For the Three Months Ended:
	March 31, 2018	March 31, 2017
Adjusted net loss
Net loss	$(12,631)	$(21,393)
Tax-related valuation allowances	6,061	10,451
Adjusted net loss	$(6,570)	$(10,942)

Adjusted loss per share
Loss per share	$(0.22)	$(0.37)
Tax-related valuation allowances	0.10	0.18
Adjusted loss per share	$(0.12)	$(0.19)

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about our ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore our measurements of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:
	March 31, 2018	March 31, 2017
Adjusted free cash flow
Net cash from operating activities	$51,903	$57,119
Additions to property, plant and equipment	(44,242)	(42,462)
Proceeds from sale and disposal of fixed assets	798	1,030
Adjusted free cash flow	$8,459	$15,687

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2018
Projected GAAP net income	$12	to	$51
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	305	to	295
Interest expense, net	86	to	82
Provision for income taxes	26	to	42
Projected Adjusted EBITDA	$440	to	$480

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2018
Projected cash from operating activities	$295	to	$345
Additions to property, plant and equipment	(180)	to	(200)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$125	to	$155

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies.  Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the Three Months Ended:
	March 31, 2018	March 31, 2017
Revenues	$749,778	$688,941
Cost of revenues (exclusive of items shown separately below)	546,425	496,585
Selling, general and administrative expenses	115,088	112,221
Accretion of environmental liabilities	2,430	2,290
Depreciation and amortization	74,844	72,412
Income from operations	10,991	5,433
Other expense, net	(299)	(1,549)
Interest expense, net	(20,270)	(22,576)
Loss before provision for income taxes	(9,578)	(18,692)
Provision for income taxes	3,053	2,701
Net loss	$(12,631)	$(21,393)
Loss per share:
Basic	$(0.22)	$(0.37)
Diluted	$(0.22)	$(0.37)

Shares used to compute loss per share — Basic	56,457	57,262
Shares used to compute loss per share — Diluted	56,457	57,262

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$186,352	$319,399
Short-term marketable securities	37,792	38,179
Accounts receivable, net	551,841	528,924
Unbilled accounts receivable	63,375	35,922
Deferred costs	20,847	20,445
Inventories and supplies	181,438	176,012
Prepaid expenses and other current assets	38,177	35,175
Total current assets	1,079,822	1,154,056
Property, plant and equipment, net	1,631,648	1,587,365
Other assets:
Goodwill	492,705	478,523
Permits and other intangibles, net	464,635	469,128
Other	16,006	17,498
Total other assets	973,346	965,149
Total assets	$3,684,816	$3,706,570
Current liabilities:
Current portion of long-term obligations	$4,000	$4,000
Accounts payable	237,953	224,231
Deferred revenue	68,748	67,822
Accrued expenses	194,160	187,982
Current portion of closure, post-closure and remedial liabilities	19,823	19,782
Total current liabilities	524,684	503,817
Other liabilities:
Closure and post-closure liabilities, less current portion	58,561	54,593
Remedial liabilities, less current portion	108,143	111,130
Long-term obligations, less current portion	1,625,259	1,625,537
Deferred taxes, unrecognized tax benefits and other long-term liabilities	222,643	223,291
Total other liabilities	2,014,606	2,014,551
Total stockholders’ equity, net	1,145,526	1,188,202
Total liabilities and stockholders’ equity	$3,684,816	$3,706,570

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Month Ended:
	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net loss	$(12,631)	$(21,393)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	74,844	72,412
Allowance for doubtful accounts	2,303	1,935
Amortization of deferred financing costs and debt discount	916	829
Accretion of environmental liabilities	2,430	2,290
Changes in environmental liability estimates	(562)	102
Deferred income taxes	(5)	196
Stock-based compensation	3,077	2,271
Other expense, net	299	1,549
Environmental expenditures	(2,425)	(2,938)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(14,769)	24,301
Inventories and supplies	(5,625)	(2,676)
Other current assets	(2,923)	(1,277)
Accounts payable	9,714	(13,609)
Other current and long-term liabilities	(2,740)	(6,873)
Net cash from operating activities	51,903	57,119
Cash flows used in investing activities:
Additions to property, plant and equipment	(44,242)	(42,462)
Proceeds from sale and disposal of fixed assets	798	1,030
Acquisitions, net of cash acquired	(120,000)	(11,946)
Proceeds from sale of business	—	2,018
Additions to intangible assets, including costs to obtain or renew permits	(1,245)	(751)
Proceeds from sale of available-for-sale securities	3,264	243
Purchases of available-for-sale securities	(3,003)	—
Net cash used in investing activities	(164,428)	(51,868)
Cash flows used in financing activities:
Change in uncashed checks	(3,843)	(7,557)
Proceeds from exercise of stock options	—	46
Tax payments related to withholdings on vested restricted stock	(548)	(1,021)
Repurchases of common stock	(14,264)	(6,796)
Deferred financing costs paid	—	(108)
Principal payments on debt	(1,000)	—
Net cash used in financing activities	(19,655)	(15,436)
Effect of exchange rate change on cash	(867)	554
Decrease in cash and cash equivalents	(133,047)	(9,631)
Cash and cash equivalents, beginning of period	319,399	306,997
Cash and cash equivalents, end of period	$186,352	$297,366
Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$14,676	$21,717
Income taxes paid	1,999	5,519
Non-cash investing activities:
Property, plant and equipment accrued	17,911	19,270
Receivable for estimated purchase price adjustment	—	1,972

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	March 31, 2018			March 31, 2017
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$439,688	$32,759	$472,447	$395,907	$32,989	$428,896
Safety-Kleen	309,918	(31,954)	277,964	292,901	(32,066)	260,835
Corporate Items	172	(805)	(633)	133	(923)	(790)
Total	$749,778	$—	$749,778	$688,941	$—	$688,941

	For the Three Months Ended:
Adjusted EBITDA	March 31, 2018	March 31, 2017
Environmental Services	$61,417	$60,190
Safety-Kleen	61,884	52,368
Corporate Items	(35,036)	(32,423)
Total	$88,265	$80,135